UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

November 14, 2019

LIPOCINE INC.

(Exact name of registrant as specified in its charter)

Commission File No. 001-36357

Delaware	99-0370688
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

675 Arapeen Drive, Suite 202

Salt Lake City, Utah 84108

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (801) 994-7383

Former name or former address, if changed since last report: Not Applicable

______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

______________________

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LPCN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed, on November 14, 2019, Lipocine Inc. (the “Company” or “Lipocine”) announced the pricing of a public offering of (i) 10,450,000 Class A Units, each consisting of one share of common stock, $0.0001 par value per share (the “Shares”) and one warrant (the “Common Warrants”) to purchase one share of the Company’s common stock, and (ii) 1,550,000 Class B Units (together with the Class A Units the “Units”), each consisting of one pre-funded warrant (the “Pre-Funded Warrants”) to purchase one share of the Company’s common stock and one Common Warrant, with Roth Capital Partners, LLC serving as placement agent.

The Units are being offered and sold pursuant to the Company’s effective registration statement on Form S-3 (Registration No. 333-220942), which was declared effective by the Securities Exchange Commission (the “SEC”) on November 21, 2017, and the base prospectus included therein, as amended and supplemented by the preliminary prospectus supplement filed with the SEC on November 13, 2019 and the final prospectus supplement filed with the SEC on November 14, 2019.

In connection with the offering of the Units, the Company is filing a legal opinion and consent as Exhibit 5.1 and Exhibit 23.1 to this report, which are incorporated by reference into the Registration Statement.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
5.1	Opinion of Dorsey & Whitney LLP
23.1	Consent of Dorsey & Whitney LLP (include in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIPOCINE INC.

Date:	November 14, 2019	By:	/s/ Mahesh V. Patel
Mahesh V. Patel
President and Chief Executive Officer